UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2020

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2020, the Board of Directors (the “Board”) of EastGroup Properties, Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Katherine M. Sandstrom to the Board as an independent director to fill the vacancy resulting from such increase, each effective as of July 6, 2020. In addition, the Board appointed Ms. Sandstrom to the Audit Committee of the Board, also effective as of July 6, 2020.

The Company intends to enter into an indemnification agreement with Ms. Sandstrom in connection with her appointment to the Board, which will contain provisions that may require the Company to, among other things: indemnify Ms. Sandstrom against liabilities that may arise by reason of her status or service as a director to the fullest extent permitted under Maryland law and the Company’s bylaws and articles of incorporation, and advance Ms. Sandstrom’s expenses incurred as a result of any proceeding against her as to which she could be indemnified. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the indemnification agreement, which the Company will file with its next periodic report. There are no arrangements or understandings between Ms. Sandstrom and any other persons pursuant to which Ms. Sandstrom was appointed a director of the Company. There are no transactions in which Ms. Sandstrom has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Upon her appointment to the Board and Audit Committee, Ms. Sandstrom became entitled to a pro-rated portion of the Company’s non-employee director cash and equity compensation and Audit Committee member cash retainer for her service from July 6, 2020 through the date of the Company’s next annual meeting of shareholders, subject to continued service in such capacities. Non-employee directors receive an annual cash retainer of $50,000 and a grant of common stock of the Company with a fair market value equal to $100,000, and, for service on the Audit Committee, an annual cash retainer of $10,000. Ms. Sandstrom will also receive an initial grant of restricted stock with a fair market value equal to $25,000. The restricted shares will vest over a four-year period, subject to her continuous service on the Board on each applicable vesting date.

Item 7.01    Regulation FD Disclosure.

On July 8, 2020, the Company issued a press release announcing the appointment of Ms. Sandstrom to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 8, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 8, 2020

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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